Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER
AND FISCAL 2010 RESULTS

MILPITAS, Calif. — March 3, 2010 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leading provider of highly integrated system-on-chip, or SoC, solutions used to deliver multimedia entertainment throughout the home, today reported financial results and business highlights for its fourth quarter and fiscal year ended January 30, 2010.

Net revenue for the fourth quarter was $68.1 million, an increase of $32.6 million, or 92%, from $35.5 million reported in the previous quarter and up $20.8 million, or 44%, from $47.3 million reported for the same period last year.  Net revenue for fiscal 2010 was $206.1 million, a decrease of $3.1 million, or 1% from $209.2 million reported for fiscal 2009.

GAAP net loss for the fourth quarter was $2.8 million, or $0.09 per share.  This compares to GAAP net loss of $2.3 million, or $0.09 per diluted share, for the previous quarter and net income of $6.6 million, or $0.24 per diluted share, in the same period last year.  GAAP net income for fiscal 2010 was $2.5 million, or $0.09 per diluted share, compared to $26.4 million, or $0.95 per diluted share reported for fiscal 2009.

Non-GAAP net income for the fourth quarter was $11.3 million, or $0.37 per diluted share.  This compares to non-GAAP net income of $2.8 million, or $0.10 per diluted share for the previous quarter and non-GAAP net income of $10.4 million, or $0.39 per diluted share during the same period one year ago.  Non-GAAP adjustments for the fourth quarter consisted of $4.3 million in amortization expense for acquired intangibles related to the CopperGate, Zensys, VXP and Blue7 acquisitions, $3.2 million in non-cash share-based compensation expenses, $1.9 million of expenses from activity related to the acquisition of CopperGate and $4.6 million of gross profit reduction resulting from the mark-up on inventory purchased as part of our recent acquisitions.  The reconciliation between GAAP and non-GAAP net income for all referenced periods is provided in a table immediately following the GAAP financial tables below.

At the end of Sigma’s fourth quarter, cash, cash equivalents, restricted cash and marketable securities totaled $147.9 million or $4.79 per share outstanding, a decrease of $44.3 million, or $2.44 per share for the fiscal year.  The decrease was primarily due to the purchase of CopperGate for $91.8 million including expenses, offset by a reduction in inventory as well as cash generated by operating activities.

Management Comment

“We are pleased to report a substantial increase in revenue for the fourth quarter, nearly doubling that of our third quarter, and reflecting the underlying strength of the markets we serve.  Our IPTV market sales were up sharply and we believe that the market is moving into a new growth phase evidenced by the many telco accounts that achieved their highest ever net subscriber additions in the fourth quarter.  Our connected media player sales were also up, reflecting increased sell-through rates for consumer products such as network players that enable Internet access for playback of over-the-top content.  Finally, our connected home market sales increased significantly as a result of added revenues from the recently acquired CopperGate operation, whose revenues accrue from their leadership position in home audio/video network solutions such as HomePNA.  Moving forward, we are continuing to pursue major design wins in the hybrid IP Cable set-top box industry and increased adoption of Z-Wave based home control solutions,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Fourth Quarter and More Recent Highlights

•
We showcased a wide range of new products and technologies at the CES 2010 show in early January, enabling the emergence of this year’s crop of advanced consumer products.  This technology showcase included:

o	3D video technology that portends the type of premium theatre experience that will grace our living rooms in the near future.
o	3D graphics technology that will enable a new generation of user interfaces, downloadable applications and games.
o	HomePlug AV chipsets combined with HomePNA chipsets that enable delivery of digital broadcast content over every wire inside the home.
o	NeoVue™ platform design to wirelessly transport audio/video and text content from notebooks or netbooks to televisions or projectors at high definition resolutions up to 1080p.
•
We jointly announced with Western Mediabridge (a Celrun company) the demonstration of the world’s first commercially available Android™ set-top box (STB) along with several additional advanced STB solutions.

•
We announced the availability of the SD3402 Z-Wave™ chip designed to add Z-Wave wireless control and status capabilities to radio frequency (RF) remote controls, set-top boxes (STB) and consumer electronic (CE) products.  Z-Wave provides the added value of an interoperable ecosystem of hundreds of home control devices that can provide energy management, safety and security as well as comfort and convenience solutions.

•
We announced that 'yes', the leading satellite provider in Israel, has completed a successful commercial pilot of VoD services based upon CopperGate’s HomePNA technology.  'yes' has already deployed the VoD solution to hundreds of consumers and has been successfully running the service for several months.

•
We jointly announced with Gigafast the development of a HomePlug AV bridge based upon the high performance and ultra-green CopperGate CG2110 chipset.  The new Gigafast HomePlug AV adapters will enable OEMs to deliver high performance, low power, low cost, powerline communications (PLC) solutions to retail consumers.

•
We jointly announced with Asoka the development of a HomePlug AV bridge based upon the high performance and ultra-green CopperGate CG2110 chipset.  The new Asoka HomePlug AV adapters will enable service providers to deliver data and video more reliably than ever before using existing power line wires inside consumer homes.

•
We announced a partnership with SoftAtHome to deliver the SoftAtHome Operating Platform for hybrid, terrestrial and IP set-top boxes (STBs) on the Sigma Designs’ SMP8654 chipset.  The SoftAtHome Operating Platform contains advanced functionality and application programming interfaces (APIs) for creating next-generation applications in the digital home.

•
We jointly announced a cooperative relationship with Ralink Technology to provide the availability of 802.11n Wi-Fi-enabled reference designs which will enable rapid deployment of wirelessly networked consumer electronic products.

Investor Conference Call

The conference call relating to Sigma’s fourth quarter fiscal 2010 results will take place following this announcement at 5:00 PM ET today, March 3, 2010.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com.  The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles, stock-based compensation expense, expensed costs associated with our acquisition of CopperGate, the amount sold inventory acquired from purchased companies was marked up from cost to fair market value and, with respect to the first quarter of fiscal 2010, the expense resulting from the write-off of the deferred tax asset due to the change in California tax laws and, with respect to fiscal 2009, in-process development costs acquired during the first quarter of fiscal 2009.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of share-based compensation such as the volatility of its stock price and changing interest rates.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding potential opportunities emerging for Sigma’s strategic initiatives, projected growth in the IPTV market, the pursuit of major design wins in the hybrid IP Cable set-top box industry and the anticipate increased adoption of Z-Wave-based home control solutions.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing and audit procedures, that the financial results for the fourth quarter are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry and the consumer market, the rate of growth of the IPTV, high definition DVD and HDTV markets in general, the inability to successfully integrate CopperGate into Sigma’s business and existing technologies,  the ramp in demand from our set-top box and telecommunication customers, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes or consumer products.  Other risk factors are detailed from time to time in our SEC reports, including our quarterly report on Form 10-Q as filed December 10, 2009.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs is a leading fabless semiconductor provider of highly integrated system-on-chip (SoC) solutions that are used to deliver multimedia entertainment throughout the home.  SoC solutions include media processing, wired and wireless networking, video image processing, and home control along with system software to form the critical components of consumer electronic products that include Internet protocol TV (IPTV) set-top boxes, Blu-ray players, high definition televisions (HDTV), and media communication devices.  Headquartered in Milpitas, Calif., Sigma Designs has direct sales representatives in the United States, Brazil, China, Europe (Denmark), Israel, Japan, Singapore, Taiwan and a third-party distributor in Korea.  For more information, please visit Sigma Designs’ web site at www.sigmadesigns.com.

###

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)
	January 30,	January 31,
	2010	2009
Assets

Current Assets:
Cash and cash equivalents	$81,947	$90,845
Short-term marketable securities	51,176	28,862
Restricted cash	1,500	---
Accounts receivable, net	36,127	30,719
Inventories	18,187	36,058
Deferred tax assets	2,235	1,417
Prepaid expenses and other current assets	8,925	5,909
Total current assets	200,097	193,810

Long-term marketable securities	13,258	72,523
Software, equipment and leasehold improvements, net	23,810	21,124
Goodwill	44,910	9,928
Intangible assets, net	125,568	17,520
Deferred tax assets, net of current portion	11,575	12,824
Long-term investments	4,000	3,000
Other non-current assets	679	218

Total assets	$423,897	$330,947

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$10,943	$5,655
Accrued liabilities and other	23,164	12,826
Total current liabilities	34,107	18,481

Other long-term liabilities	20,968	7,216
Total liabilities	55,075	25,697

Shareholders' Equity:
Total shareholders' equity	368,822	305,250

Total liabilities and shareholders' equity	$423,897	$330,947

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Fiscal year ended
	Jan. 30, 2010	Oct. 31, 2009	Jan. 31, 2009	Jan. 30, 2010	Jan. 31, 2009
Net revenue	$68,093	$35,464	$47,306	$206,083	$209,160

Cost of revenue	40,096	19,396	25,952	114,381	108,606
Gross profit	27,997	16,068	21,354	91,702	100,554
Gross margin percent	41.1%	45.3%	45.1%	44.5%	48.1%

Operating expenses:
Research and development	17,682	11,727	11,194	52,643	43,558
Sales and marketing	7,436	3,488	3,575	17,617	12,101
General and administrative	6,021	5,467	3,766	18,241	17,705
Acquired in-process R&D	---	---	---	---	1,571
Total operating expenses	31,139	20,682	18,535	88,501	74,935

Income (loss) from operations	(3,142)	(4,614)	2,819	3,201	25,619
Interest and other income, net	296	564	1,316	1,906	5,698

Income (loss) before income taxes	(2,846)	(4,050)	4,135	5,107	31,317
Provision for (benefit from) income taxes	(57)	(1,752)	(2,444)	2,651	4,894

Net income (loss)	$(2,789)	$(2,298)	$6,579	$2,456	$26,423

Net income (loss) per share:
Basic	$(0.09)	$(0.09)	$0.25	$0.09	$0.98
Diluted	$(0.09)	$(0.09)	$0.24	$0.09	$0.95

Shares used in computing net income (loss) per share:
Basic	30,344	26,782	26,433	27,597	26,892
Diluted	30,344	26,782	26,908	28,235	27,705

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(Unaudited)
(In thousands, except per share data)

	Three months ended			Fiscal year ended
	Jan. 30, 2010	Oct. 31, 2009	Jan. 31, 2009	Jan. 30, 2010	Jan. 31, 2009
GAAP net income (loss)	$(2,789)	$(2,298)	$6,579	$2,456	$26,423

Items reconciling GAAP net income (loss) to
non-GAAP net income:

Included in cost of revenue:
Amortization of acquired developed technologies	(2,462)	(712)	(630)	(4,610)	(2,305)
Mark-up on purchased inventory sold during the period	(4,620)	(335)	(273)	(5,385)	(2,218)
Share-based compensation	(105)	(89)	(98)	(359)	(359)
Total related to cost of revenue	(7,187)	(1,136)	(1,001)	(10,354)	(4,822)

Included in operating expenses:
Research and development:
Amortization of acquired intangibles	---	---	(117)	(19)	(467)
Share-based compensation	(1,700)	(1,178)	(1,403)	(5,333)	(5,295)
Sales and marketing:
Share-based compensation	(759)	(384)	(579)	(1,861)	(2,115)
Amortization of acquired intangibles	(1,845)	(85)	(66)	(2,103)	(226)
General and administrative:
Share-based compensation	(677)	(560)	(659)	(1,240)	(4,905)
Acquisition expenses	(1,896)	(1,755)	---	(3,651)	---
Acquired in-process development costs	---	---	---	---	(1,571)
Total related to operating expenses	(6,877)	(3,962)	(2,824)	(14,207)	(14,579)

Write-off of deferred tax asset	---	---	---	(3,540)	---

Net effect of non-GAAP adjustments	(14,064)	(5,098)	(3,825)	(28,101)	(19,461)

Non-GAAP net income	$11,275	$2,800	$10,404	$30,557	$45,884

Non-GAAP net income per diluted share	$0.37	$0.10	$0.39	$1.08	$1.66